Exhibit 99.1

For Immediate Release

Contact:	VAN A. DUKEMAN,
President/CEO
Main Street Trust, Inc.
P. O. Box 4028
Champaign, IL 61824-4028
Phone: 217.351.6568
FAX:217.351.6651

Main Street Trust Reports Strong Earnings

For Second Quarter 2006

CHAMPAIGN, Ill., July 25, 2006/PRNewswire — Main Street Trust, Inc. (OTCBB:MSTI) reported strong earnings, posting $0.47 in unaudited consolidated net income per diluted share for the quarter ended June 30, 2006, compared to $0.45 per diluted share for the same period in 2005, an increase of 4.44%. Consolidated net income for the quarter totaled $4.799 million compared to $4.727 million for the same period in 2005, an increase of 1.52%.  Year-to-date net income was $9.489 million compared to $8.660 million in 2005, an increase of 9.57%. Year-to-date earnings per share on a fully-diluted basis were $0.93, an increase of 6.90% from $0.87 for the comparable period in 2005.

Van A. Dukeman, President and CEO stated that, “We are encouraged by the progress made in developing our first two banking center prototype facilities in Normal and Peoria, IL. Both projects are expected to break ground in the third quarter. Our focus on customer service this quarter was enhanced by a series of focus group sessions conducted with Wealth Management customers, and our Executive Team re-committed itself to integrating the principles embedded in our Service Plus training program into all phases of the customer experience.  We expect to not only deliver continued value in our client relationships, but also sustainable franchise growth by fostering a culture based on our core attributes: Trust, Knowledge and Service.”

Dukeman further stated that, “Another important component of our Company is the financial performance and strategic direction at FirsTech, our payment processing subsidiary headquartered in Decatur.  This subsidiary posted solid financial results during the second quarter, while also laying the groundwork for a major expansion and new opportunities in the St. Louis market.”

Cash Dividend Paid

The Company distributed a $0.23 per share cash dividend on July 21, 2006, payable to shareholders of record on July 7, 2006.  This is the third quarterly cash dividend paid in 2006; making total dividends paid to-date $0.69 per share for 2006, compared to $0.66 per share for the same period in 2005.

Franchise

Main Street Trust, Inc. is a diversified financial services company with $1.56 billion in assets as of June 30, 2006, providing financial services at 23 locations in Downstate Illinois. Main Street Bank & Trust offers online banking (www.mainstreettrust.com) and surcharge free ATM access at over 80 locations throughout Illinois. In addition, Main Street Wealth Management has $2.18 billion of financial assets under management for individuals and institutions.  Main Street Trust, Inc. also owns a retail payment processing subsidiary — FirsTech, Inc., which processes over 25 million items per year.

2

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	June 30,	March 31,	December 31,	June 30,
	2006	2006	2005	2005
ASSETS

Cash and cash equivalents	$46,590	$53,353	$94,066	$55,873
Investments in debt and equity securities	451,151	477,745	444,623	364,246
Mortgage loans held for sale	2,064	1,696	1,661	2,768
Loans, net of allowance for loan losses	973,217	961,564	1,002,927	1,010,195
Premises and equipment	22,707	22,841	23,047	22,579
Goodwill	20,736	20,736	20,736	20,819
Core deposit intangibles	4,134	4,351	4,569	5,004
Accrued interest receivable	9,476	10,915	8,461	8,770
Other assets	26,069	28,168	25,047	25,548

Total assets	$1,556,144	$1,581,369	$1,625,137	$1,515,802

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$1,205,731	$1,252,725	$1,275,972	$1,144,164
Federal funds purchased, repurchase agreements and notes payable	141,716	115,346	118,452	121,854
Federal Home Loan Bank advances and other borrowings	44,670	47,766	67,386	89,077
Accrued interest payable	4,604	4,510	4,657	3,471
Other liabilities	13,422	15,913	14,901	14,073

Total liabilities	$1,410,143	$1,436,260	$1,481,368	$1,372,639

Total shareholders’ equity	146,001	145,109	143,769	143,163

Total liabilities and shareholders’ equity	$1,556,144	$1,581,369	$1,625,137	$1,515,802

Consolidated Statements of Income

(Unaudited, in thousands)

	Quarter Ended:		Six Months Ended:
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Interest Income:
Loans and fees on loans	$17,356	$15,913	$34,151	$27,318
Investments in debt and equity securities
Taxable	4,580	3,241	8,686	5,605
Tax-exempt	292	385	622	786
Federal funds sold and interest bearing deposits	400	592	697	813
Total interest income	22,628	20,131	44,156	34,522

Interest expense:
Deposits	8,202	5,403	15,620	9,003
Federal funds purchased, repurchase agreements and notes payable	1,446	751	2,597	1,258
Federal Home Loan Bank advances and other borrowings	581	787	1,262	1,173
Total interest expense	10,229	6,941	19,479	11,434

Net interest income	12,399	13,190	24,677	23,088

Provision for loan losses	450	300	900	630

Net interest income after provision for loan losses	11,949	12,890	23,777	22,458

Non-interest income:
Remittance processing	1,738	1,696	3,503	3,403
Trust and brokerage fees	1,987	1,810	3,902	3,652
Service charges on deposit accounts	706	783	1,391	1,309
Securities transactions, net	12	(155)	279	35
Gain on sales of mortgage loans, net	150	260	276	397
Other	912	664	1,673	1,277
Total non-interest income	5,505	5,058	11,024	10,073

Non-interest expense:
Salaries and employee benefits	5,764	6,281	11,685	11,228
Occupancy	783	807	1,575	1,469
Equipment	628	675	1,243	1,281
Data processing	719	552	1,457	1,103
Office supplies	301	289	597	587
Amortization expense- core deposit intangibles	217	218	435	218
Service charges from correspondent banks	82	145	146	255
Other	1,808	1,587	3,209	2,862
Total non-interest expense	10,302	10,554	20,347	19,003

Income before income taxes	7,152	7,394	14,454	13,528

Income taxes	2,353	2,667	4,965	4,868
Net income	$4,799	$4,727	$9,489	$8,660

SELECTED  FINANCIAL HIGHLIGHTS

(dollars in thousands, except share data)

	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
	2006	2006	2005	2006	2005
EARNINGS & PER SHARE DATA
Basic earnings per share	$0.47	$0.46	$0.46	$0.94	$0.88
Weighted average shares of common stock outstanding	10,125,520	10,141,775	10,341,054	10,133,648	9,897,125
Diluted earnings per share	$0.47	$0.46	$0.45	$0.93	$0.87
Weighted average shares of common stock and dilutive
potential common shares outstanding	10,247,920	10,264,692	10,438,479	10,255,595	9,996,574
Market price per share at period end[1]	$30.50	$30.75	$28.75	$30.50	$28.75
Price to book ratio[1]	210.93%	214.73%	206.39%	210.93%	206.39%
Price to earnings ratio[1,2]	16.31	16.53	17.53	16.31	17.53
Cash dividends paid per share	0.23	0.23	0.22	0.46	0.44
Cash dividends declared per share	0.23	0.23	0.22	0.46	0.44
Book value per share	$14.46	$14.32	$13.93	$14.46	$13.93
Tangible book value per share[3]	$12.16	$12.02	$11.42	$12.16	$11.42
Ending number of common shares outstanding	10,099,281	10,132,875	10,276,275	10,099,281	10,276,275

AVERAGE BALANCES
Assets	$1,586,412	$1,595,112	$1,549,521	$1,590,762	$1,383,846
Investment securities	467,576	469,692	369,047	468,634	357,631
Gross loans[4]	983,060	990,736	1,013,451	986,898	892,475
Earning assets	1,460,496	1,466,802	1,425,580	1,463,649	1,281,333
Deposits	1,242,725	1,249,953	1,200,104	1,246,339	1,079,261
Interest bearing liabilities	1,207,313	1,208,799	1,181,084	1,208,056	1,045,176
Common shareholders’ equity	146,123	144,877	143,733	145,500	129,186

END OF PERIOD FINANCIAL DATA
Tax equivalized net interest income	$12,562	$12,461	$13,400	$25,023	$23,517
Gross loans[4]	989,176	976,859	1,026,591	989,176	1,026,591
Allowance for loan losses	13,895	13,599	13,628	13,895	13,628
Total assets under management	2,184,056	2,185,360	1,959,495	2,184,056	1,959,495

PERFORMANCE RATIOS
Return on average assets[5]	1.21%	1.19%	1.22%	1.20%	1.26%
Return on average equity[5]	13.17%	13.13%	13.19%	13.15%	13.52%
Net yield on average earning assets[5,6]	3.45%	3.45%	3.77%	3.45%	3.70%
Interest spread[5,6]	2.86%	2.90%	3.36%	2.88%	3.29%
Net overhead efficiency ratio[6,7]	57.06%	56.71%	56.70%	56.89%	56.63%
Non-interest revenues as a % of total revenues[7,8]	30.70%	29.96%	28.33%	30.33%	30.30%
Allowance for loan losses to loans	1.40%	1.39%	1.33%	1.40%	1.33%
Allowance as a percentage of non-performing loans	169.82%	176.08%	360.15%	169.82%	360.15%
Average loan to deposit ratio	79.11%	79.26%	84.45%	79.18%	82.69%
Dividend payout ratio[2]	48.66%	48.39%	53.05%	48.66%	53.05%

ASSET QUALITY
Net charge-offs	$154	$323	$61	$477	$86
Non-performing loans	8,182	7,723	3,784	8,182	3,784
Other non-performing assets	443	804	168	443	168

1           Closing price at end of period

2           Last 12-months earnings

3           Net of goodwill and core-deposit intangibles

4           Loans include mortgage loans held for sale and nonaccrual loans

5           Annualized

6           On a fully tax-equivalized basis

7           Does not include securities gains/losses

8           Net of interest expense

Special Note Concerning Forward-Looking Statements

This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats or attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.